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Exhibit 5.7

CONSENT OF LEGAL COUNSEL

Re: Registration Statement on Form F-10 of Baytex Energy Corp.

        We refer to the registration statement on Form F-10 (the "Registration Statement") to be filed by Baytex Energy Corp. with the U.S. Securities and Exchange Commission and to which this consent is exhibited.

        We hereby consent to all references to this firm in the Registration Statement and each of its Exhibits.

Yours truly,

/s/ MCCARTHY TÉTRAULT LLP

Calgary, Alberta, Canada
March 11, 2015

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  Exhibit 5.7
CONSENT OF LEGAL COUNSEL